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                                                             Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this Registration Statement on Form SB-2 of our reports dated February 7, 1996 (with respect to Note O[2], November 18,
1996) and March 11, 1996 on our audits of the financial statements of Nouveau International, Inc. and subsidiaries and Health Management, Inc., respectively. We also consent to the reference to our firm under the captions "Summary Financial Information," "Selected Financial Data" and "Experts".



Richard A. Eisner & Co., LLP
New York, New York
December 18, 1996